UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 12, 2016

99 CENTS ONLY STORES LLC

(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue City of Commerce, California	90023
(Address of Principal Executive Offices)	(Zip Code)

(323) 980-8145

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On July 12, 2016, Adam Stein advised Number Holdings, Inc. (“Holdings”), the parent entity of 99 Cents Only Stores LLC (the “Company”), that he would resign from his positions as a member of the Board of Directors (the “Board”) of Holdings and as a member of each of the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board (the “Compensation Committee”), effective, (i) in the case of the Board and the Compensation Committee, as of the election of his successor as a member of the Board or such committee, as applicable, and, (ii) in the case of the Audit Committee, as of the election of his successor as a member of the Board. Mr. Stein’s resignation was not the result of any disagreement with Holdings or the Company on any matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99 CENTS ONLY STORES LLC

Date: July 13, 2016

	By:	/s/ Felicia Thornton
	Name:	Felicia Thornton
	Title:	Chief Financial Officer and Treasurer